Exhibit 99.1

AudioEye Reports Record First Quarter 2022 Results

Twenty-Fifth Consecutive Period of Record Revenue

TUCSON, Ariz. — May 5, 2022 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading SaaS accessibility platform delivering website accessibility compliance to businesses of all sizes, reported financial results for the first quarter ended March 31, 2022.

“AudioEye had a great first quarter of 2022, with revenues continuing to accelerate from Q4 2021 due to both organic growth and the acquisition of the Bureau of Internet Accessibility in March 2022. We are pleased to report revenue exceeded the guidance range provided,” said AudioEye CEO David Moradi.

First Quarter 2022 Financial Results

●	Total revenue increased approximately 19% to a record $6.9M from $5.8M in the same prior year period.
●	Annual Recurring Revenue (ARR) as of March 31, 2022, increased 22% to $28.1M from $23.0M as of March 31, 2021.
●	Gross profit increased to a record $5.2M (75.2% of total revenue) from $4.4M (76.6% of total revenue) in the same prior year period. The increase in gross profit was primarily due to continued recurring revenue growth and continued improvement in automation in product offerings.
●	Total operating expenses increased 22% to $8.8M from $7.2M in the same prior year period. The increase in operating expenses was due primarily to increases in sales and marketing and research and development as the Company continues to build a best-in-class product offering.
●	Net loss available to common stockholders was $3.6M, or $(0.32) per share, compared to $2.8M, or $(0.27) per share, in the same prior year period. The greater net loss was primarily due to the increase in operating expenses discussed above.
●	Non-GAAP net loss in Q1 2022 was $1.4M, or $(0.12) per share, compared to $0.7M, or $(0.07) per share in the same prior year period. The non-GAAP net loss and EPS performance reflects adjustments primarily for stock-based compensation expense, litigation expense and acquisition-related costs.
●	On March 31, 2022, the Company had $12.0M in cash, compared to $19.0M on December 31, 2021. The decrease in cash was primarily driven by the $5 million initial payment made for the acquisition of Bureau of Internet Accessibility (“BOIA”), litigation expense and other general operating expenses.

Other Updates

●	On March 9, 2022, the Company acquired the Bureau of Internet Accessibility, a leading automated testing platform combined with a seamless guide for website owners and developers to fix accessibility issues at the source.
●	In January 2022, AudioEye appointed David Moradi as Chief Executive Officer. Mr. Moradi had served as Interim CEO of AudioEye for the prior 18 months.
●	Customer count was 74,000 as of March 31, 2022, compared to 68,000 as of March 31, 2021. The customer count decreased from December 31, 2021, due to an ongoing negotiation with a digital agency upgrading from a basic tier to a more advanced offering. Excluding the impact from this digital agency, the Company’scustomer count grew sequentially.
●	AudioEye released the first-of-its-kind white paper for the accessibility industry titled “Building for Digital Accessibility at Scale,” outlining the state of accessibility and the company’s innovative approach to closing the web accessibility gap.

Financial Outlook

The Company expects revenue to be between $7.4 and $7.6 million in the second quarter of 2022, representing 25% year-over-year growth at the midpoint.

Conference Call Information

AudioEye management will hold a conference call today, May 5, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Thursday, May 5, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 877-545-0320

International number: 973-528-0002

Access code: 278583

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 561-489-5315.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through May 19, 2022.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay passcode: 45396

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering ADA and WCAG compliance at scale. By combining easy-to-use technology and subject matter expertise, AudioEye helps companies and content creators solve every aspect of web accessibility - from finding and resolving issues to navigating legal compliance, to ongoing monitoring and upkeep. Trusted by the FCC, ADP, SSA, Samsung, and others, AudioEye delivers automated remediations and continuous monitoring for accessibility issues without making fundamental changes to website architecture, source code, or browser-based tools. Join us on our mission to eradicate barriers to digital access, visit www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and BOIA offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; inherent uncertainties and costs associated with litigation; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, and in subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the average annual recurring fee amount under each active paid contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the recognized monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 months. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future ARR. ARR excludes revenue from our PDF remediation services business, Mobile App report business and other report delivery services.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including acquisition and litigation-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), plus interest expense, plus stock-based compensation expense, plus certain litigation expense, plus certain acquisition expense, plus loss on impairment of long-lived assets, and plus loss on disposal of property and equipment; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, plus interest expense, plus stock-based compensation expense, plus certain litigation expense, plus certain acquisition expense, plus loss on impairment of long-lived assets, and plus loss on disposal of property and equipment, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included in this press release, and not rely on any single financial measure to evaluate our business. Reconciliations of Non-GAAP earnings (loss) to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP earnings (loss) per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included in this press release.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Brian M. Prenoveau, CFA

MZ Group – MZ North America

AEYE@mzgroup.us

561-489-5315

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2022	2021
Revenue	$6,906	$5,788

Cost of revenue	1,710	1,353

Gross profit	5,196	4,435

Operating expenses:
Selling and marketing	3,726	2,754
Research and development	1,529	1,032
General and administrative	3,556	3,410
Total operating expenses	8,811	7,196

Operating loss	(3,615)	(2,761)

Other expense:
Interest expense	(1)	(4)
Total other expense	(1)	(4)

Net loss	(3,616)	(2,765)

Dividends on Series A Convertible Preferred Stock	—	(11)

Net loss available to common stockholders	$(3,616)	$(2,776)

Net loss per common share-basic and diluted	$(0.32)	$(0.27)

Weighted average common shares outstanding-basic and diluted	11,444	10,457

AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(in thousands, except per share data)	2022	2021
ASSETS
Current assets:
Cash	$11,962	$18,966
Accounts receivable, net	4,984	5,311
Deferred costs, short term	87	103
Prepaid expenses and other current assets	703	451
Total current assets	17,736	24,831

Property and equipment, net	183	196
Right of use assets	1,573	834
Deferred costs, long term	28	34
Intangible assets, net	6,822	2,622
Goodwill	4,314	701
Other	95	95
Total assets	$30,751	$29,313

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,642	$3,542
Finance lease liabilities	52	57
Operating lease liabilities	530	415
Deferred revenue	7,500	7,068
Contingent consideration	1,040	134
Total current liabilities	12,764	11,216

Long term liabilities:
Finance lease liabilities	33	45
Operating lease liabilities	1,100	450
Deferred revenue	10	5
Contingent consideration, long term	1,743	—
Total liabilities	15,650	11,716

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 11,474 and 11,435 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	90,009	88,889
Accumulated deficit	(74,909)	(71,293)
Total stockholders' equity	15,101	17,597

Total liabilities and stockholders' equity	$30,751	$29,313

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2022	2021
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(3,616)	$(2,765)
Interest expense	1	4
Stock-based compensation expense	1,145	1,781
Acquisition expense (1)	198	—
Litigation expense (2)	862	227
Loss on impairment of long-lived assets	—	10
Loss on disposal of property and equipment	—	7
Non-GAAP loss	$(1,410)	$(736)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.32)	$(0.27)
Interest expense	—	—
Stock-based compensation expense	0.10	0.18
Acquisition expense (1)	0.02	—
Litigation expense (2)	0.08	0.02
Loss on impairment of long-lived assets	—	—
Loss on disposal of property and equipment	—	—
Non-GAAP loss per diluted share (3)	$(0.12)	$(0.07)
Diluted weighted average shares (4)	11,444	10,457

(1)	Represents legal and accounting fees associated with the BOIA acquisition.

(2)	Represents legal expenses related primarily to patent litigation pursued by the Company.

(3)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

(4)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.